Exhibit 99.1

Mace Announces Termination of Louis D. Paolino as CEO And Chairman; Appoints Gerald LaFlamme as Interim CEO and Jack Mallon as Chairman

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Mace Security International, Inc. ("Mace" or the “Company”) (Nasdaq Global:MACE) today announced that its Board of Directors removed Mr. Louis D. Paolino as a director and as Chairman of the Company’s Board of Directors. The Board of Directors also terminated Mr. Paolino as Chief Executive Officer of the Company. Both actions occurred during a May 20, 2008 Special Meeting of the Board of Directors.

Mr. Paolino was terminated by the Company as Chief Executive Officer for willful misconduct under Paragraph 7(a)(iv) of the Employment Agreement between Mr. Paolino and the Company dated August 21, 2006. Paragraph 7(a)(iv) allows the termination of Mr. Paolino without the payment of any severance or termination payment. The actions of Mr. Paolino that the Board has determined as willful misconduct, generally relate to the Board’s belief that Mr. Paolino has not followed the instructions of the Board or sufficiently performed his supervisory duties. The published financial statements of the Corporation will not be restated or revised due to the Board’s determination of the existence of willful misconduct by Mr. Paolino.

Board member Gerald LaFlamme has been appointed Interim CEO. From 2004 to the present, Mr. LaFlamme has been President of JL Development Company, Inc., a real estate development and consulting company. Mr. LaFlamme also previously served as Senior Vice President and Chief Financial Officer for Davidson Communities LLC, a regional home builder and was also a former managing partner for Ernst & Young LLP. A search committee of the Board of Directors has been formed to locate a new CEO. It is anticipated that Mr. LaFlamme will serve as Interim CEO until a successor is located.

Another member of Mace’s Board, Jack Mallon, was appointed Chairman. Mr. Mallon is an attorney and managing director of Mallon Associates, an investment bank servicing the security industry. He is also Chairman of IBI Armored Services, Inc., a privately held national armored carrier and money processing company.

About Mace

Mace Security International, Inc. is a manufacturer of personal defense and electronic surveillance products marketed under the famous brand name, Mace®. The Company also operates a Digital Media Marketing and e-commerce business. In addition, Mace owns and operates car washes, and has previously announced that it is exiting this segment of its business. The Company’s remaining car washes for sale are located in Texas. Mace’s web site is www.mace.com.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “projected”, “intend to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, limited capital resources, the effects of weather on the demand for car care services, the effects of rapid growth on Mace and the ability of management to effectively respond to that growth, our ability to achieve operating synergies, our ability to compete against established competitors, regulatory matters, the effects of competition, and our ability to obtain additional financing. Such factors could materially adversely affect Mace’s financial performance and could cause Mace’s actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained under the heading “Risk Factors” in Mace’s SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should be read in conjunction with the financial statements and notes contained in Mace’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

CONTACT:
Mace Security International, Inc.
Eduardo Nieves, Jr., Vice President
954-449-1313
www.mace.com